Stifel Financial Corp. 2nd Quarter 2008 Fiscal Year Earnings Conference Call August 12, 2008

Forward Statements This presentation may contain "forward-looking statements" that involve risks and uncertainties, including statements relating to the market opportunity and future business prospects of Stifel Financial Corp. and Stifel Nicolaus ("SF" or the "Company"). Actual results may differ materially and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ are included in the Company's Annual and Quarterly Reports and from time to time in other reports filed by the Company with the Securities and Exchange Commission. To supplement our financial statements presented in accordance with GAAP, the management uses certain non-GAAP measures of financial performance and liquidity. These non-GAAP measures are in addition to results prepared by the Company in accordance with GAAP, and should only be considered together with the Company's GAAP results. Certain statements in the following presentation relate to future results that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.

Quarter Business Highlights Net revenues of $209.0 million, down slightly from the prior year second quarter and the first quarter of 2008. GAAP net income of $12.3 million, or $0.45 per diluted share, a 752% increase over the prior year second quarter and a 14% decrease from the first quarter 2008. Core net income of $16.3 million, or $0.60 per diluted share, an 13% decrease from the prior year second quarter and a 11% decrease from the first quarter 2008 Commission and principal transactions revenue increased $34.8 million, 31% over the previous year second quarter. Investment banking revenue declined 67% to $20.9 million from prior year second quarter. Asset management and service fees revenue increased 17% to $30.0 million as compared to the prior year second quarter. For the three months ended June 30, 2008, utilizing Core earnings, pretax margin was 13%. For the three months ended June 30, 2008, utilizing Core earnings, annualized return on average equity was 14%. The Fixed Income Capital Markets segment recorded net revenues of $34.7 million a 231% increase over the second quarter 2007. We had a 3 for 2 stock split distributed on June 12, 2008 to shareholders of record May 29, 2008

YTD Business Highlights Net revenues of $420.4 million, a 14% increase for the six months as compared to 2007. GAAP net income of $26.7 million, or $0.99 per diluted share, a 160% increase for the six months as compared to 2007. Book value per common share increased to $19.75 as of June 30, 2008, a 14% increase from December 31, 2007. Core net income of $34.6 million, or $1.29 per diluted share, an 8% increase for the year as compared to 2007. Our Private Client Group ("PCG") and Fixed Income Capital Markets ("FICM") net revenues increased 16% and 213%, respectively in the first six months as compared to 2007. Commissions and principal transactions revenue increased 49% to $301.4 million from the prior year six months. Investment banking revenue declined 60% to $42.8 million from the prior year six months. Prior year six months and second quarter results include the firm's largest investment banking transaction which contributed $24.7 million in revenues. Asset management and service fees revenue increased 34% to $60.2 million from the prior year six months. For the six months ended June 30, 2008, utilizing Core earnings, pretax margin was 14%. For the six months ended June 30, 2008, utilizing Core earnings, return on average equity was 16%.

Recent Growth

Stifel Income Statement-Core

Source of Revenues

Stifel Income Statements Segment Comparison-Excluding Acquisitions

Private Client Group Income Statement

Equity Capital Markets Income Statement

Fixed Income Capital Markets Income Statement

Stifel Bank Segment Income Statement

Other Segment Analysis

Reconciliation of GAAP to Core Earnings

GAAP to Core Earnings

Estimated/Actual Quarterly Impact of Acquisition charges on Income statement

Balance Sheet Graphs

Level 3 Assets

Capital Structure

Other Financial Data

Questions and Answers